Exhibit 99.1

September 13, 2007

To All ReAble and DJO Employees,

We are excited to provide you with the first joint communication to all DJO and ReAble employees worldwide, designed to update you on the progress of our merger.  We intend to provide employee communications frequently, to keep you as informed as possible as we combine the two companies.

Combined Company at a Glance

We continue to be very excited about the merger of ReAble and DJO, which brings together two leaders in orthopedics and rehabilitation. The combination of these two companies creates a formidable new organization, with great market opportunities worldwide for both company’s product lines. Our new company will have over $900 million per year in revenue and we will have leading positions in many orthopedic and rehabilitation product categories. The combined business will generate about 25% of its revenue (over $200 million) from international operations.  In total, we will have over 4,000 employees worldwide.

Transaction Progress and Time Line

Since the merger announcement on July 16, 2007, we have achieved a number of important milestones, and are well on our way to closing the deal.

•                  The transaction cleared U.S. Antitrust Review in August.

•                  The Securities and Exchange Commission has elected to not review the DJO proxy statement.  This clears us to finalize the proxy, and to schedule the special meeting for the DJO stockholders to vote on the transaction. That meeting will likely occur in November, although the specific date has not yet been set.

•                  Perhaps most importantly, we have completed the 50-day “go-shop” period, during which DJO was permitted to solicit superior offers to acquire the DJO shares. No such superior offers were received during the go-shop period.

As we work through the remaining tasks which are required to close the merger, we expect a closing date prior to the end of the year.

You may have seen a recent DJO 8-K filing, which describes two merger-related lawsuits that have been filed. Unfortunately, it is very routine for companies involved in transactions like ours to be targeted by frivolous lawsuits such as these.  We intend to deal with the lawsuits in due course, and do not expect these actions to have an impact on the timing of the close of the merger.

Company Name, Headquarters and Senior-Level Organizational Structure

Having passed the milestones discussed above, it is now appropriate to begin firming up plans for the future of the new company. We are pleased to announce that a number of decisions have been made. Please keep in mind that none of these decisions are effective until the merger closes.

We have decided to use the name “DJO Incorporated” for our new company.  This capitalizes on the goodwill which is associated with that name by important stakeholders, such as those in the capital markets. The global corporate headquarters for the Company will be in Vista, California.

We are also pleased to announce that Ken Davidson, currently CEO of ReAble, will become the Chairman of the Board of Directors for the new DJO. Les Cross, currently President and CEO of DJO, will be the Chief Executive Officer.  Reporting to Les will be:

•                  Peter Baird — President. Peter is currently Group President — Therapeutic Devices for ReAble. Peter will oversee global operations and all U.S. business unit activities, with the exception of the Surgical business unit, which will report to Les Cross.  Peter will also be responsible for corporate shared services in the area of Managed Care, National Accounts, Commercial Services and R&D and Clinical Development. Peter’s senior team will include the following  Division Presidents:

•                  Don Dumoulin (currently President of Empi);

•                  Scott Klosterman (currently President of Chattanooga Group);

•                  Lou Ruggiero (currently Chief Sales and Marketing Officer for DJO); and

•                  Luke Faulstick (currently Chief Operating Officer for DJO).

•                  Vickie Capps — Executive Vice President and Chief Financial Officer. Vickie is currently Executive Vice President and CFO for DJO, and oversees DJO’s international sales and marketing. Vickie will have responsibility for finance and accounting, information technology, business development, internal audit, corporate communications and international sales and marketing.

•                  Donald Roberts — Executive Vice President, General Counsel and Secretary. Don is currently Senior Vice President, General Counsel for DJO. Don will be responsible for all legal and compliance functions.

•                  Tom Capizzi — Executive Vice President, Human Resources. Tom is currently Senior Vice President, HR for DJO. Tom will be responsible for global human resources activities.

•                  Jack Cahill — President, Surgical Implant Division. Jack will continue in his current role as president of the Encore Medical surgical implant division, reporting to Les Cross.

The rest of the management organizational structure is still being finalized, and will be announced in the near future.

We are very pleased to announce that although Paul Chapman will not be continuing in his current operating role as ReAble Group President and COO, he has agreed to join the new DJO Board of Directors. We are looking forward to Paul’s contribution in his new role as board member. Paul will continue in his current day-to-day role for a transition period post-closing. It is with regret that we announce that Bill Burke, the ReAble CFO, and Harry Zimmerman, the ReAble General Counsel, are not expected to have long-term roles with the new DJO. Bill and Harry have, however, agreed to stay with the company for a transition period after the closing date, and will then be leaving the Company to pursue other opportunities. We are grateful for the significant contributions made to ReAble by Paul, Bill and Harry over the last several years, and thank them for their service to the Company.

Integration Planning

As we plan the future of the new DJO, the combined management team will be busy drafting an integration plan (including plans for our first 100-days post-closing), as well as a longer-term strategic and financial plan. These integration plans will be complex, and will involve all aspects of the Company’s business. Integration teams are already forming to begin work on these important plans, and many of you will be asked to participate with one or more of the teams. We will provide frequent updates on the progress and decisions made by the integration teams.

Although we expect the merger to provide rewarding opportunities for most of the current DJO and ReAble employees, it is inevitable that some positions will be impacted by the integration of the two companies. Although we are not yet prepared to identify specific positions that may ultimately be eliminated or moved to new locations, you have our commitment that we will communicate these details as soon as we know them.  You also have our commitment that we will provide severance and outplacement packages to all employees whose jobs are eliminated by the integration. We will also be offering relocation opportunities to certain positions that ultimately move to new locations.

While there are many details to be worked out regarding the integration plan, it is our intent and commitment to provide you with timely, honest and pertinent new information as soon we know it.  We will be sending “all-employee” memos on a regular basis, and will also schedule periodic face-to-face meetings between employees and their supervisors.

As we work through all of this activity, it remains “business as usual” here at ReAble and at DJO.  We ask that you continue to stay focused on your day-to-day responsibilities and providing excellent service to our customers.

Conclusion

In any growth-oriented industry or company, change is inevitable. While we recognize that change provides challenges (and sometimes stress), it also provides exciting opportunities for our employees, our customers and our other stakeholders. Change also helps us ensure that we continue to develop and build the strongest possible organization, with highly qualified and committed employees who are focused to drive the new DJO to success. If you have any questions or concerns, please speak with your supervisor or with your Human Resources Representative.

We thank you for being part of our Company and for your ongoing support and hard work.

Best Regards,

Les Cross and Ken Davidson

Additional Information About the Merger and Where to Find It

In connection with the proposed merger referred to in the joint communication, DJO intends to file a definitive proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (AND ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER MATERIALS THAT THE COMPANY MAY FILE WITH THE SEC IN THEIR ENTIRETY WHEN SUCH MATERIALS BECOME AVAILABLE, BECAUSE THE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT DJO AND THE PROPOSED MERGER. The final proxy statement will be mailed to DJO’s stockholders. Stockholders will be able to obtain free copies of the final proxy statement, as well as the Company’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of the filings may also be obtained without charge from DJO by directing a request to: DJO Incorporated, 1430 Decision Street, Vista, CA, 92081, Attention: Mark Francois, Director of Investor Relations (Tel: 1-760-734-4766, Email: mark.francois@djortho.com).

Participants in the Solicitation

DJO and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed merger referred to in the joint communication. Information regarding DJO’s directors and executive officers is available in DJO’s 2006 Annual Report on Form 10-K, filed with the SEC on March 1, 2007 and DJO’s proxy statement for its 2007 annual meeting of stockholders, filed with the SEC on April 20, 2007. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement filed with the SEC in connection with the Special Meeting of Stockholders when it becomes available.